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                                                                    EXHIBIT 23.5

                                    CONSENT
                                       OF
                          BT ALEX. BROWN INCORPORATED

   We hereby consent to (i) the inclusion of our opinion letter, dated May 10, 1999, to the Board of Directors of American Oncology Resources, Inc. as Appendix C to the Joint Proxy Statement and Prospectus forming part of this Registration Statement on Form S-4, and (ii) references to our firm name in the Joint Proxy Statement and Prospectus in connection with references to the opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        BT ALEX. BROWN INCORPORATED

                                                /s/ Steven R. Schuh
                                        By:____________________________________
                                        Name: Steven R. Schuh
                                        Title: Managing Director

May 10, 1999